Exhibit 99.1

NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

GLOBALSCAPE® SECURES NEW US ARMY CONTRACT

Continuing logistics program support may reach $4.4 million by 2015

SAN ANTONIO — July 26, 2012 — Globalscape, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, finalized a new contract with the US Army to continue supporting the Standard Army Maintenance System-Enhanced (SAMS-E) logistics program. This is the fourth US Army contract for Globalscape since 2005.

The new contract extends through July 2013, replacing a previous three-year contract awarded in 2009. This sole source contract is for $1.35 million over the first year, with the revenue recognized in equal installments over the term of the agreement, and also includes two one-year options that, if exercised, could result in a total value of $4.4 million over the next three years, making it potentially the largest single contract win in company history.

Under this agreement, Globalscape will continue to provide maintenance and support to previously purchased software licenses, including the Enhanced File Transfer Server™ solution and CuteFTP Pro® managed file transfer application.

“More than 30,000 Army and DoD licenses are used to support various military operations and humanitarian efforts around the world,” said Bill Buie, Globalscape executive vice president of sales and marketing. “Globalscape provides mission-critical software solutions, for securely sharing digital files, to thousands of commercial companies and government organizations worldwide. We are particularly proud that the US Army uses our secure file transfer solutions for their logistical and supply needs.”

Globalscape solutions enable the SAMS-E program to maintain compliance with federal and US Army and information security regulations. The company’s leading product certifications, such as Federal Information Processing Standards (FIPS 140-2) and the US Army Certificate of Networthiness (CoN), give Globalscape a distinct advantage when competing for mission-critical and time-sensitive projects.

For more information regarding Globalscape solutions, please visit www.globalscape.com.

About Globalscape

San Antonio, Texas-based Globalscape, Inc. (NYSE MKT: GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, Globalscape has been helping businesses and consumers – including 15,000 companies in more than 150 countries – facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn Inc.,

Globalscape also offers customers the ability to access and share documents, pictures, videos, and music – anytime, from anywhere – easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.